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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





           Date of Report (Date of earliest event reported) July 18,2006

                          TORNADO GOLD INTERNATIONAL CORP.
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               (Exact name of registrant as specified in its charter)


           Nevada                      000-50146                 94-3409645
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)

                       3841 Amador Way, Reno, Nevada 89502
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                 (Address of principal executive offices) (Zip Code)

         Registrant's telephone number, including area code: (775) 827-2324





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            (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.
Item 3.02  Unregistered Sales of Equity Securities.

      Tornado Gold International Corp., a Nevada corporation (the "Company"), today announced that it sold an aggregate of approximately 6.15 million units of its securities to a limited number of accredited investors or non-U.S. persons in a private placement. The closing occurred on July 18, 2006, subject to receipt of funds from certain of the investors. Each unit consists of one share of common stock and one warrant ("Warrant") to purchase one share of common stock. The purchase price was $0.30 per unit, for an aggregate amount of approximately $1.84 million. The Warrants have an exercise period of three years and an exercise price of $.60 per share. Pursuant to the terms of the Registration Rights Agreement entered into by the Company and the investors, the Company agreed to file a registration statement with the SEC to cover the resale of the shares of common stock and the shares underlying the Warrants within 120 days after the closing and to use commercially reasonable efforts to cause the registration statement to be declared effective by the Sec within 180 days after the closing. If the registration statement is not so filed within the 120-day period or if it has not been declared effective within the 180-day period, the Company will pay to each investor an amount equal to one percent of the aggregate amount invested by the investor for each 30-day period following the expiration of either such period until the registration statement has been filed or declared effective, respectively. The Company sold to one of the investors units consisting of five million special warrants and an equivalent number of Warrants. Each special warrant converts into one share of common stock not later than 10 years from the closing without the tender of any additional consideration. The special warrants have no voting rights. The Company also agreed to pay eight percent of the proceeds received in the Private Placement as finders' fees.

      The securities sold by the Company in the Private Placement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S or Regulation D promulgated thereunder.

      A copy of each of the forms of Subscription Agreement, Common Stock Purchase Warrant, the Registration Rights Agreement, and Special Warrant are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and are incorporated herein by reference. The press release attached as Exhibit 99.1 is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits.


      (d)  Exhibits

      Exhibit   Description of Exhibit


      10.1      Form of Subscription Agreement.

      10.2      Form of Common Stock Purchase Warrant.

      10.3      Registration Rights Agreement.

      10.4      Form of Special Warrant.

      99.1      Press Release dated July 21, 2006.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 21, 2006              TORNADO GOLD INTERNATIONAL CORP.


                                  By:  /s/ EARL W. ABBOTT
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                                       Earl W. Abbott
                                       President and Chief Executive Officer



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                                  Exhibit Index

Exhibit   Description of Exhibit


10.1      Form of Subscription Agreement.

10.2      Form of Common Stock Purchase Warrant.

10.3      Registration Rights Agreement.

10.4      Form of Special Warrant.

99.1      Press Release dated July 20, 2006.


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